BULL & BEAR GLOBAL INCOME FUND, INC.

                                                               Exhibit (xviii)

                             POWER OF ATTORNEY

            The undersigned, being officers and trustees of Bull & Bear Global Income Fund, Inc., a Maryland corporation (the "Fund"), do hereby in the capacities shown below, individually appoint Thomas B. Winmill, of New York, New York, as the agent and attorney-in-fact with full power of substitution and resubstitution, for each of the undersigned, to execute and deliver, for and on behalf of the undersigned, any and all amendments to the Registration Statement filed by the Fund on April 3, 1998 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and covering the Fund's shares of beneficial interest.

            This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated As Of:April 3, 1998


Signature                    Title                        Dated As Of
---------                    -----                        -----------
/s/ Basset S. Winmill        Chairman and Director        April 3, 1998
------------------------
Bassett S. Winmill


/s/ Mark S. Wimill           Co-President and Director    April 3, 1998
------------------------
Mark S. Winmill


/s/ Thomas B. Winmill        Co-President and Director    April 3, 1998
-------------------------    (Principal Executive
Thomas B. Winmill            Officer)


/s/ Joseph Leung             Treasurer (Principal         April 3, 1998
-------------------------    Financial and
Joseph Leung                 Accounting Officer)


/s/ George B. Langa          Director                     April 3, 1998
-------------------------
George B. Langa


/s/ Peter K. Werner          Director                     April 3, 1998
-------------------------
Peter K. Werner